As filed with the Securities and Exchange Commission February 8, 2002

File No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAMECOM, INC.

(Exact name of registrant as specified in its charter)

TEXAS

(State or other jurisdiction of incorporation or organization)

93-1207631

(I.R.S. Employer Identification No.)

440 North Center

Arlington, TX 76011

(Address of principal executive office, including zip code)

CONSULTING AGREEMENT

(Full Title of the Plan)

L. Kelly Jones, Chief Executive Officer

440 North Center

Arlington, TX 76011

(817) 261-GAMZ

(Name, address, including zip code, telephone number,

including area code, of agent for service)

with a copy to:

RAICE PAYKIN & KRIEG LLP

185 Madison Avenue, 10th Floor

New York, New York 10016

David C. Thomas, Esq.

(212) 725-4601

CALCULATION OF REGISTRATION FEE*

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PROPOSED

PROPOSED

MAXIMUM

MAXIMUM

TITLE OF

AMOUNT

OFFERING

AGGREGATE

AMOUNT OF

SECURITIES TO

TO BE

PRICE PER

OFFERING

REGISTRATION

BE REGISTERED

REGISTERED

SHARE

PRICE

FEE

===============================================================================================

Common Stock

825,000 Shares

$0.25

$206,250

$19

Par Value $0.005

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* Computed in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based on the average of the bid and asked prices reported by the national quotation bureau for over-the-counter trading for February 5, 2002.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

Plan Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2

Registrant Information and Employee Plan Annual Information.

Information required by Part 1 to be contained in the Section 10(a) Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by Gamecom, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference in this Registration Statement.

1.

The description of the Company's Common Stock on Form SB-2 filed on July 12, 2000, as amended and updated.

2.

The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000.

3.

The Company’s Proxy Statement on Schedule 14A filed on August 22, 2001.

4.

The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001.

5.

The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001.

6.

The Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents.

Item 4.

Description of Securities.

Not applicable.

Item 5.

Interests of Named Experts and Counsel.

The validity of the shares of Common Stock covered by this Registration Statement will be passed upon for the registrant by Raice Paykin & Krieg LLP, counsel to the registrant. As of February 5, 2002, Raice Paykin & Krieg LLP beneficially owned 75,000 shares of Common Stock.

Item 6.

Indemnification of Directors and Officers

The Company is empowered by Art. 2.02-1 of the Texas Business Corporation Act subject to the procedures and limitations stated therein, to indemnify any person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by the person in connection with the proceeding. The Company is required by Art. 2.02-1 to indemnify a director or officer against reasonable expenses (including court costs and attorneys' fees) incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

The Articles of Incorporation generally limit the personal liability of directors for monetary damages for any act or omission in their capacities as directors to the fullest extent permitted by law. In addition, the Company's bylaws provide that the Company shall indemnify and advance or reimburse reasonable expenses incurred by, directors, officers, employees or agents of the Company, to the fullest extent that a Company may grant indemnification to a director under the Texas Business Corp. Act, and may indemnify such persons to such further extent as permitted by law.

Item 7.

Exemption from Registration Claimed.

Not applicable.

Item 8.

Exhibits:

See Exhibit Index

Item 9.

Undertakings.

The undersigned registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Arlington, Texas, on February 5, 2002.

GameCom, Inc.

By: /s/ L. Kelly Jones

L. Kelly Jones

Chief Executive Officer

The undersigned officers and directors of the registrant hereby severally constitute L. Kelly Jones, our true and lawful attorney-in-fact to sign for us and in our names in the capacities indicated below any amendments to this registration statement on Form S-8 (including any post-effective amendments hereto) and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorney-in-fact and all else that said attorney-in-fact may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on February 5, 2002.

Signature

Title

/s/ L. Kelly Jones

Chief Executive Officer, Chairman of

L. Kelly Jones

the Board of Directors and Chief Financial Officer

/s/ Bob Ferris

President and Director

Bob Ferris

/s/ Lance Loesberg

Executive Vice-President and Director

Lance Loesberg

/s/ Kimberly Biggs

Secretary and Treasurer

Kimberly Biggs

Exhibit Index

Exhibit

Description

No.

4.1

Article Four of Articles of Incorporation of GameCom, Inc., a Texas corporation incorporated by reference from Exhibit 3.6 to Amendment No. 1 to the registrant's Registration Statement on Form 10SB.

4.2

Form of Subordinated Notes incorporated by reference from Exhibit 4.1 to the registrant's Registration Statement on Form 10SB.

4.3

Form of Convertible Subordinated Notes incorporated by reference from Exhibit 4.2 to the registrant's Registration Statement on Form 10SB.

4.4

Form of Convertible Subordinated Notes providing for penalty payable in shares incorporated by reference from Exhibit 4.3 to the registrant's Registration Statement on Form 10SB.

5.1

Legal opinion of Raice Paykin & Krieg LLP.

23.1

Consent of Raice Paykin & Krieg LLP (contained in Exhibit 5.1).

23.2

Consent of Thomas O. Bailey and Associates, P.C.

24.1

Powers of Attorney (included on the signature page to this registration statement).

99.1

Consulting agreement dated January 15, 2002, between Mike Manahan and GameCom, Inc, under which 825,000 common shares can be issued for services rendered.